Exhibit 10(m)

  -232-

              AMERICAN STATES FINANCIAL CORPORATION
        EXECUTIVE PERFORMANCE INCENTIVE COMPENSATION PLAN


                            SECTION 1

                             General


     1.1 Purpose. The AMERICAN STATES FINANCIAL CORPORATION EXECUTIVE PERFORMANCE INCENTIVE COMPENSATION PLAN (the "Plan") is established by the American States Financial Corporation, an Indiana corporation (the "Corporation ). The purpose of the Plan is to create rewards to participants for superior performance that reflects corporate, business unit and individual contributions to the Corporation. The Plan is also intended to aid in the retention of key executives by providing for the payment of awards in shares of the Corporation's restricted stock or restricted phantom stock.

     1.2 Plan Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Lincoln National Corporation
( Lincoln ), except that the Committee may delegate some or all authority to the Compensation Committee of the Board of Directors of the Corporation. In addition to those rights, duties and powers vested in the Committee by other provisions of the Plan, the Committee shall have exclusive authority to:

     (a)  interpret the provisions of the Plan;

     (b) adopt, amend and rescind rules and regulations for administration of the Plan; and

     (c) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

provided that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may not exercise its authority at any time that it has fewer than three members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without a meeting. The Committee shall be composed solely of members of the Board who qualify as "disinterested persons within the meaning of Rule 16b-3(c)(2)(i) as promulgated under the Securities Exchange Act of 1934 (the "1934 Act").

For purposes of the Performance Cycle beginning January 1, 1996, any action taken by the Committee before the closing date of the initial public offering of the Corporation's common stock (the "Closing Date") shall be deemed for purposes of this Plan to have been taken on December 31, 1995.

     1.3 Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Indiana to the extent that such laws are not preempted by the laws of the United States of America.

     1.4 Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

     1.5 Performance Period. The term "Performance Period" shall mean a calendar-year period.

     1.6 Performance Cycle. The term "Performance Cycle" generally means (a) the one-year period ending December 31, 1996; (b) the two-year period ending December 31, 1997; and
(c) the three-year period ending each December 31 thereafter, except that the three-year Performance Cycles ending on December 31, 1996 and 1997 under the Lincoln National Corporation Executive Value Sharing Plan may be used to determine the amount of certain awards provided for under this Plan with respect to those Performance Cycles. Each three-year Performance Cycle shall be composed of three Performance Periods. The Committee shall have the discretion, however, to create Performance Cycles that are composed of one or two Performance Periods and applicable to all or a portion of the participation in the Plan of individuals designated by the Committee before 90 days after the commencement of such Performance Cycles.

     1.7 Corporation. For purposes of Section 3 of the Plan, the Committee may interpret the term "Corporation" to include a Subsidiary or division or the parent corporation (or Subsidiary or division thereof) of the Corporation, and the Committee may establish separate Performance Goals designed to measure the performance of any such business unit or units relative to a designated Peer Group of companies. In such event, the Committee may establish a separate Peer Group of companies for each Performance Goal established, and the rules of Section 3 shall otherwise apply.

     1.8 Subsidiary. The term "Subsidiary" means any corporation of which the Corporation owns directly, or indirectly through an unbroken chain of Subsidiary corporations, stock possessing a majority of the total combined voting power of all classes of stock of that corporation.



     1.9 Effective Date and Duration of the Plan. The Plan shall be effective as of the Closing Date. The Plan shall continue indefinitely, subject to amendment or termination pursuant to Section 1.10.

     1.10 Amendment and Termination of the Plan. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend or terminate the Plan at any time. Amendment or termination of the Plan shall not affect the validity or terms of any EPIC Award previously made to a participant in any way that is adverse to the participant without the participant's consent. Without the approval of the holders of a majority of Corporation stock entitled to vote at a duly held meeting of Corporation shareholders, neither the Board nor the Committee may (a) increase the number of shares of the Corporation's Common Stock that may be issued under the Plan; (b) amend the manner of determining the fair market value at which EPIC Awards are converted into Restricted Stock Awards or Phantom Stock Awards, unless such amendment would reduce the number of shares of restricted stock awarded; (c) amend the standards for eligibility set forth in this Plan; or (d) otherwise materially increase the benefits available to employees under the Plan.

     1.11 Shares Available.   The aggregate number of shares
of the Corporation's Common Stock that may be awarded under
Section 4.2 of the Plan as Restricted Stock Awards ("RSAs") shall be subject to and included in the limitations on the number of shares available under the American States Financial Corporation Stock Option Incentive Plan or its successor (the "Stock Option Plan"). Any RSAs issued under this Plan shall decrease the number of shares available under the Stock Option Plan. To the extent that an RSA lapses or the rights of its holder terminate, any shares of Common Stock subject to such RSA shall again be available for the grant of an RSA and not be included in calculating the number of remaining shares available under this subsection and the Stock Option Plan. In the event of a merger, consolidation, reorganization, combination, exchange, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of the Corporation which affects the Corporation's Common Stock, outstanding EPIC Awards granted in the form of RSAs or Phantom Stock Awards shall be subject to adjustment. Additionally, in the event of such changes in the corporate structure or capitalization of the Corporation, the aggregate number of shares available under this subsection and the Stock Option Plan shall be adjusted proportionately.

                            SECTION 2

                       Plan Participation


     2.1 Participant Designations. Prior to the commencement of a Performance Cycle, the Committee may designate any key executive, managerial, supervisory or professional employee of the Corporation or a Subsidiary to be a participant, provided that the number of participants designated for each Performance Cycle shall not exceed 20. The Chief Executive Officer of the Corporation will always be a participant. The Committee may also prescribe rules allowing newly-hired employees of the Corporation or a Subsidiary to become participants in the Plan during a Performance Cycle. Each participant shall be notified of his designation as a participant as soon as practicable following such designation by the Committee.

     The right to designate eligible employees of the Corporation or a Subsidiary who are subject to Rule 16(a) of the 1934 Act ("Reporting Persons") as participants is reserved exclusively to the Committee. The right to designate eligible employees of the Corporation or a Subsidiary who are not Reporting Persons as participants and the right to establish Performance Cycles, Performance Goals and Peer Groups applicable to such participants may be delegated in whole or in part by the Committee to the Chief Executive Officer of the Corporation or of Lincoln National Corporation.

     2.2  Participation Not a Contract of Employment.  The
Plan does not constitute a contract of employment.
Participation in the Plan does not give any employee the right to be retained in the employ of the Corporation or a Subsidiary and does not limit in any way the Corporation's or the Subsidiary's right to change the duties or responsibilities of any employee.

     2.3 Withholding Taxes on Plan Benefits. The Corporation shall have the right to deduct from any payment of stock or cash made pursuant to the Plan the amount of any tax required by law to be withheld from that payment.

                            SECTION 3

                          Plan Benefits


     3.1 Peer Groups. In advance of each Performance Cycle, the Committee shall establish a Peer Group of companies for the purpose of facilitating a determination as to whether a Performance Goal (described in Section 3.2 below) has been attained. Different Peer Groups of companies may be established for each Performance Goal, for each Performance Cycle and for each designated business unit for which a Performance Goal is established. Each Peer Group of companies shall be designed to enhance cooperation between major business units of the Corporation and to enhance the overall productivity and efficiency of participants for the benefit of the Corporation and its shareholders. Upon the establishment of a Peer Group of companies, the Committee shall also establish objective procedures for adjusting the composition of the Peer Group upon the occurrence of certain events during the Performance Cycle.

     3.2 Performance Goals. In advance of each Performance Cycle, one or more Performance Goals shall be established for the Performance Cycle. Performance Goals shall be designed to measure the Corporation's performance relative to the Peer Group of companies over the course of the Performance Cycle. Each Performance Goal shall be expressed in terms of objective formulae. These formulae may be expressed in words, algebraically, in tabular form or through a combination of these methods. They may, for example, either separately or in combination, (a) compare the Corporation's combined ratio for the Performance Periods contained within the Performance Cycle to the combined ratio of various companies contained within the Peer Group of companies; and (b) measure the percentage increase in the Corporation s life and property and casualty units for the Performance Periods. They may, in the discretion of the Committee, take such other form as the Committee shall from time to time establish with respect to
specified Performance Cycles and business units.   Any
additional written guidelines for measuring the Corporation s and the Peer Group's performance during a Performance Period and during the Performance Cycle that the Committee deems necessary to assure that a third party having knowledge of the performance results of the Corporation and the Peer Group could calculate the maximum EPIC Award for each Reporting Person shall also be established in advance of each Performance Cycle. In no event shall a Performance Goal that measures performance relative to a Peer Group be set such that it could be considered to be satisfied if the Corporation's performance relative to the respective Peer Group is below the average performance of the Peer Group over the course of the Performance Cycle.

     3.3 Maximum EPIC Awards. For each Performance Goal, the Committee shall establish objective formulae for determining the maximum amount payable to a Reporting Person as an EPIC Award on account of attaining the Performance Goal. The Committee shall have no discretion to increase the amount of a Reporting Person participant's EPIC Award above the maximum amount determined by applying the formulae described above. The Committee shall have discretion, however, either to eliminate a participant's EPIC Award or to reduce the amount of a participant's EPIC Award below the maximum amount. In no event shall any EPIC Award for any Performance Cycle exceed $3,500,000 for the Corporation's Chief Executive Officer, $2,500,000 for the Corporation's Chief Operating Officer, $1,750,000 for the Corporation's Executive Vice-Presidents or $1,500,000 in the case of any other participant.

                            SECTION 4

                       Payment of Benefits


     4.1 Determination of Amount of Award. The determination of the amount of a participant's EPIC Award shall be made at the end of each Performance Cycle in accordance with Section 3 of the Plan. Prior to the payment of an EPIC Award, the Committee shall certify the extent to which the Performance Goals for the Performance Cycle were attained. The Chief Executive Officer of the Corporation may adjust a participant's EPIC award to recognize such participant's outstanding performance, but in no event may an EPIC award exceed the maximum award determined under subsection 3.3 of the Plan. EPIC Awards shall be distributed to all participants entitled to such awards (including any former participants who have retired, become disabled or terminated employment and who are entitled to such awards) as soon as practicable after such certification by the Committee (the "Payment Date").

     4.2 Payment of Award. The Corporation, upon recommendation by the Committee, may convert the cash value of each participant's EPIC Award into an equivalent number of shares of the Corporation's Common Stock as RSAs under the terms of the Stock Option Plan and Section 1.11 of this Plan. Alternatively, the Committee may convert the cash value of each participant's EPIC Award into an equivalent number of shares of Phantom Stock of the Corporation. Such Phantom Stock Awards ("PSAs") shall have the characteristics of, and be subject to the same terms and conditions as, the "Unpaid Units" provided for under the Lincoln National Corporation Executive Deferred Compensation Plan for Employees or a successor to such plan, except as otherwise provided in this Plan. The Committee shall determine the time of vesting of RSAs and the time of payment of PSAs. No payment in exchange for any participant's PSA awarded pursuant to this Plan shall be made before the calendar year following the year in which the participant retires or otherwise terminates employment with the Corporation and its Subsidiaries, and any such payment shall be made only in cash. In no event shall entitlement to payment of a PSA or vesting of an RSA occur less than six months and one day after the participant's receipt of his or her EPIC Award in such form. The conversion of an EPIC Award into either an RSA or a PSA shall be based on the Fair Market Value of the Corporation's Common Stock as of the close of the business day immediately preceding January 1, February 1, and March 1 of the next succeeding Performance Cycle. These Fair Market Values shall be averaged to determine the price of a share of the Corporation's Common Stock for that prior Performance Cycle (the "19XX Stock Price"). "Fair Market Value" means the average of the highest and lowest prices of a share of Common Stock, as quoted on the composite transactions table covering transactions on the New York Stock Exchange, on the first date that the stock was traded on that Exchange which next precedes the date as of which the determination is being made. Any amount which is not converted to an RSA or a PSA shall be paid to a participant in cash.

     The Committee shall have the authority to adopt rules under which a participant may choose that PSAs awarded to the participant shall constitute (after such period of time as the Committee may specify in each PSA) phantom stock units of the Corporation's Common Stock that are subject to the terms of the American States Financial Corporation Executive Deferred Compensation Plan for Employees, including in such terms the ability to direct that future increases or decreases in the value of the participant's award be measured by phantom investment options other than such phantom stock units.

     4.3 Exclusion. No participant or former participant whose personal performance or conduct is, in the opinion of the Committee, less than competent shall be paid or due an EPIC Award under the Plan. In addition, no participant who voluntarily terminates employment (other than on account of death, disability, retirement, or a resignation by mutual agreement) shall be paid or due an EPIC Award under the Plan.

     4.4 Termination of Employment. If a participant leaves the employ of the Corporation and all of its affiliates during a Performance Cycle, the Committee shall make EPIC Awards under Section 4.2 of the Plan in accordance with the following guidelines:

          (a) Retirement. If a participant retires during a Performance Cycle, the participant shall be awarded an EPIC Award on the Payment Date in such amount as the Committee may determine, provided that such EPIC Award shall not exceed an amount determined under Section 3 of the Plan.

          (b) Disability. If a participant's employment terminates during a Performance Cycle because he or she becomes disabled (as defined in the American States Insurance Company Employees' Retirement Plan), the Committee may award the participant an EPIC Award on the Payment Date. The Committee may, however, reduce or eliminate the participant's EPIC Award if, in the opinion of the Committee, such reduction or elimination is appropriate.

          (c) Death. In the event of a participant's death, the Committee may award an EPIC Award on the Payment Date. The Committee may, however, reduce or eliminate the participant's EPIC Award if, in the opinion of the Committee, such reduction or elimination is appropriate. Payments under the Plan in the event of a participant's death shall be made in accordance with a writing filed with the Committee, or if no writing is filed, to the participant's estate for disposition under the terms of the participant's will or by the laws of descent or distribution.

          (d)  Other Termination of Employment.  If a
participant's employment with the Corporation and all of its affiliates terminates for reasons other than those described in paragraphs (a) through (c) above, no EPIC Award shall be payable with respect to any Performance Cycle which does not end prior to the termination of the participant's employment.

     4.5 Effect on Other Employee Benefits. EPIC Awards under the Plan shall have no effect on the level of employee benefits or other forms of noncash compensation that are salary-based.

                            SECTION 5

               Employee's Rights or Title to Funds


     5.1 The Plan is an unfunded plan, and neither the Corporation nor its Subsidiaries have any obligation to set aside, earmark, or entrust any fund, policy, or money with which to pay any obligations under the Plan. The Plan is also intended to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and therefore to be exempt from various provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall be administered and construed accordingly.

     5.2 The amount of any EPIC Award payable under the Plan with respect to any participant shall be paid solely from the general assets of the Corporation.

     5.3 Any participant or beneficiary shall be and remain a general creditor of the Corporation with respect to any promises to pay under the Plan in the same manner as any other creditor who has a general claim for an unpaid liability.


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